                                                                    Exhibit 3.11

                                                              BOOK 0596 PAGE 647

                                                                          PAGE 1

                               STATE OF DELAWARE

                            [STATE OF DELAWARE LOGO]

                          Office of Secretary of State

      I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF FORT WAYNE WOODVIEW MANOR CORPORATION FILED IN THIS OFFICE ON THE EIGHTH DAY OF SEPTEMBER, A.D. 1987, AT 10 O'CLOCK A.M.

[DELAWARE SECRATRY'S OFFICE SEAL]
            877251048                   /s/ Michael Harkins
                                   --------------------------------------------
                                   Michael Harkins, Secretary of State

                                   AUTHENTICATION:1390884

                                          DATE: 09/09/1987

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *

      Fort Wayne Woodview Manor Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

            RESOLVED, that the Certificate of Incorporation of FORT WAYNE WOODVIEW MANOR CORPORATION be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

            "Article I: The name of the corporation is:

                  INCOAL COMPANY"

      SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Incoal Company has caused this certificate to be signed by Frank H. Beal, its vice president, and attested by Robert M. Leone, its Secretary, this 20th day of August.

                                      Fort Wayne Woodview Manor Corporation

                                      By /s/ Frank Beal
                                         ---------------------------------------
                                         Vice President

ATTEST:

By   /s/ Rob M. Leone
  ------------------------------
   Secretary

                          AGREEMENT AND PLAN OF MERGER

                                     between

                NEW WOODVIEW CORPORATION (a Delaware corporation)

                                       and

                      FORT WAYNE WOODVIEW MANOR CORPORATION

                            (an Illinois corporation)

            Agreement and Plan of Merger made and entered into this 26 day of March, 1975, between NEW WOODVIEW CORPORATION, a Delaware corporation (hereinafter referred to as the "Delaware Corporation" or "Surviving Corporation") and FORT WAYNE WOODVIEW MANOR CORPORATION, an Illinois corporation (hereinafter referred to as the "Illinois Corporation") (said corporations hereinafter referred to jointly as the "Constituent Corporations").

            A. The Delaware Corporation is a corporation duly organized and existing under the laws of the State of Delaware having its principal office in the State of Delaware at No. 100 West Tenth Street, Wilmington, Delaware.

            B. The Illinois Corporation is a corporation duly organized and existing under the laws of the State of Illinois having its principal office in the State of Illinois at 30 West Monroe Street, Chicago, Illinois.

            C. The total number of shares which the Delaware corporation has authority to issue is 1,000 Common Shares of no par value, of which 100 shares are issued and outstanding.

            D. The total number of shares which the Illinois Corporation has authority to issue is 10,000 Common Shares of no par value, of which 100 shares are issued and outstanding.

            E. The respective boards of directors of the Delaware Corporation and the Illinois Corporation have determined that it is advisable that the Illinois Corporation be merged into the Delaware Corporation and have approved such merger on the terms and conditions hereinafter set forth in accordance with applicable provisions of the laws of the States of Illinois and Delaware

            The Delaware Corporation and the Illinois Corporation hereby agree, each with the other, as follows:

                                    ARTICLE I

            The Illinois Corporation and the Delaware Corporation shall be merged into a single corporation, in accordance with the applicable provisions of the laws of Illinois and

Delaware, by the Illinois Corporation merging into the Delaware Corporation which shall be the continuing and surviving corporation.

                                   ARTICLE II

            The Certificate of Incorporation of the Delaware Corporation is hereby amended by striking Article FIRST in its entirety and substituting in lieu thereof, a new Article FIRST reading as follows:

            FIRST: The name of the corporation is FORT WAYNE WOODVIEW MANOR CORPORATION.

            The Certificate of Incorporation of the Delaware Corporation, as hereinabove amended, shall constitute the composite Certificate of Incorporation of the Surviving Corporation until further amended in the manner provided by law, and is set forth in Schedule 1 hereto and made a part of this Agreement and Plan of Merger with the same force and effect as if set forth in full herein. The Certificate of Incorporation as set forth in said Schedule 1, as filed in Delaware, and separate and apart from this Agreement and Plan of Merger may be certified separately as the Certificate of Incorporation of the Surviving Corporation.

                                   ARTICLE III

                       Upon the merger becoming effective:

            1. The Constituent Corporations shall be a single corporation, which shall be the Delaware Corporation as the Surviving Corporation, and the separate existence of the Illinois Corporation shall cease except to the extent provided by the laws of the State of Illinois in the case of a corporation after its merger into another corporation.

            2. The Surviving Corporation shall possess all the rights, privileges, powers, immunities and franchises, as well of a public as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of, or belonging to, or due to each of the Constituent Corporations, shall be taken and deemed to be vested in the Surviving Corporation without further act or deed; and the title to all real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger.

            3. The Surviving Corporation shall be responsible and liable for all of the debts, duties, liabilities and obligations of each of the Constituent Corporations of every kind and character whatsoever; and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the merger.

            4. The by-laws of the Delaware Corporation as existing and constituted immediately prior to the date of merger shall become effective shall be and constitute the by-laws of the Surviving Corporation, until altered, amended or repealed.

            5. The directors and officers of the Delaware Corporation immediately prior to the date the merger shall become effective shall be and constitute the directors and officers of the Surviving Corporation.

            6. The 100 shares of Common Stock of the Delaware Corporation owned and held by the Illinois Corporation immediately prior to the merger becoming effective shall be cancelled and no shares of the Delaware Corporation shall be issued in respect thereof, and the capital account of the Surviving Corporation shall be deemed to be reduced by the amount of $1,000, the amount represented by said 100 shares.

            7. Each of the issued Common Shares, of no par value, of the Illinois Corporation shall be and become converted automatically by virtue of the merger, and without further action of either Constituent Corporation or their stockholders, into one fully paid and nonassessable share of Common Stock, of no par value, of the Surviving Corporation.

            8. Each owner of an issued certificate or certificates representing Common Shares of the Illinois Corporation shall be entitled upon surrendering such certificate or certificates to the Surviving Corporation to receive in exchange therefore a certificate or certificates representing the same number of shares of Common Stock of the Surviving Corporation. Until so surrendered the issued shares of the stock of the Illinois Corporation to be converted into the stock of the Surviving Corporation as provided herein, may be treated by the Surviving Corporation for all corporate purposes as evidencing the ownership of shares of the Surviving Corporation as though said surrender and exchange had taken place.

                                   ARTICLE IV

            If at any time the Surviving Corporation shall determine that any further assignment or assurance in the law is necessary or desirable to vest in the Surviving Corporation the title to any property or rights of the Illinois Corporation, the Illinois Corporation shall execute and make all such proper assignments and assurances in law and do all things necessary or proper to vest such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Agreement and Plan of Merger.

                                    ARTICLE V

            The assets, liabilities, reserves and accounts of the Illinois Corporation shall be taken up on the books of the Surviving Corporation as at the effective date of this Agreement and Plan of Merger in the respective amounts at which they shall at the time be carried on the books of the Illinois Corporation.

                                   ARTICLE VI

            The Delaware Corporation, as the Surviving Corporation, shall pay all expenses of carrying this Agreement and Plan of Merger into effect and accomplishing the merger herein provided for.

                                   ARTICLE VII

            All corporate actions, plans, policies, contracts, approvals and authorizations of the Illinois Corporation, its shareholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the date of the merger becomes effective, shall be taken for all purposes as the actions, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to the Illinois Corporation. The employees of the Illinois Corporation shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of the Illinois Corporation.

                                  ARTICLE VIII

            This Agreement and Plan of Merger shall be submitted to the shareholders and stockholders of each of the Constituent Corporations, as provided by law, and shall take effect, and be deemed and be taken to be the Agreement and Plan of Merger of said corporations upon the approval or adoption thereof by holders of the common shares of the Illinois Corporation in accordance with the laws of the State of Illinois and by the stockholders of the Delaware corporation in accordance with the laws of the State of Delaware, and upon the execution, filing and recording of such documents and the doing of such acts and things as shall be required for accomplishing the merger under the laws of the State of Illinois and Delaware.

            IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors have caused these presents to be executed by the President and attested by the Secretary of each party hereto, and the corporate seal affixed.

                                           NEW WOODVIEW CORPORATION

(Corporate Seal)
                                           By /s/ William E. Koryelder
                                              ----------------------------------
ATTEST:                                              President

/s/ Richard J. Schulte
--------------------------------
Asst Secretary                             FORT WAYNE WOODVIEW MANOR
                                           CORPORATION

(Corporate Seal)

ATTEST:                                    By /s/ William E. Koryelder
                                              ----------------------------------
                                                     President

/s/ Richard J. Schulte
--------------------------------
Asst. Secretary

            I, Warren M. Yalowitz, Secretary of NEW WOODVIEW CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary and under the seal of the said corporation, that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of FORT WAYNE WOODVIEW MANOR CORPORATION, a corporation of the State of Illinois, was duly adopted pursuant to section 228 of Title 8 of the Delaware Code of 1953, by the written consent of the sole stockholder of the corporation, which Agreement and Plan of Merger was thereby adopted as the act of the stockholder of said NEW WOODVIEW CORPORATION, and the duly adopted agreement and act of the said corporation.

            WITNESS my hand and seal of said NEW WOODVIEW CORPORATION on this 26 day of March, 1975.

                                            /s/ Warren M. Yalowitz
                                          --------------------------------------
                                            Secretary

(CORPORATE SEAL)

            THE ABOVE AGREEMENT AND PLAN OF MERGER, having been executed on behalf of each corporate party thereto, and having been adopted separately by each corporate party thereto, in accordance with the provisions of the General Corporation Law of the State of Delaware, and the Business Corporation Act of the State of Illinois, the President of each corporate party thereto does now hereby execute the said Agreement and Plan of Merger and the Secretary of each corporate party thereto does now hereby attest the said Agreement and Plan of Merger under the corporate seals of their respective corporations, by authority of the directors and stockholders thereof, as the respective act, deed and agreement of each of said corporations, on this 26 day of March, 1975.

                                       FORT WAYNE WOODVIEW MANOR CORPORATION

(Corporate Seal)
                                       By /s/ William E. Koryelder
                                          --------------------------------------
ATTEST:                                         President

/s/ Richard J. Schulte
-------------------------------
Asst. Secretary                        NEW WOODVIEW CORPORATION

(Corporate Seal)

ATTEST:                                By /s/ William E. Koryelder
                                          --------------------------------------
                                                President

/s/ Richard J. Schulte
-------------------------------
Asst. Secretary

STATE OF ILLINOIS )
                  ) SS.
COUNTY OF C00K    )

            BE IT REMEMBERED that on this 27 day of March, 1975, personally came before me, a Notary Public in and for the County and State aforesaid, William E. Rothfelder, President of NEW WOODVIEW CORPORATION, a corporation of the State of Delaware and he duly executed said Agreement and Plan of Merger before me and acknowledged the said Agreement and Plan of Merger to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said Agreement and Plan of Merger and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

            IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                          /s/ V.A. Phelps
                                       -----------------------------------------
                                          Notary Public

(SEAL)

STATE OF ILLINOIS )
                  ) SS.
COUNTY OF C00K    )

            BE IT REMEMBERED that on this 27th day of March, 1975, personally came before me a Notary Public in and for the County and State aforesaid, William E. Rothfelder, President of FORT WAYNE WOODVIEW MANOR CORPORATION, a corporation of the State of Illinois, and he duly executed said Agreement and Plan of Merger before me and acknowledged the said Agreement and Plan of Merger to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said Agreement and Plan of Merger and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

            IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                          /s/ V.A. Phelps
                                       -----------------------------------------
                                          Notary Public

(SEAL)

                          CERTIFICATE OF INCORPORATION

                                       OF

                      FORT WAYNE WOODVIEW MANOR CORPORATION

                                    * * * * *

      1.    The name of the corporation is FORT WAYNE WOODVIEW MANOR
CORPORATION.

      2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3.    The purposes of the corporation are:

            To acquire, own, improve, use, convey and otherwise dispose of and deal in real property or any interest therein, and goods, wares and merchandise and personal property of every class and description (including but not limited to ownership of a general partnership interest in a limited partnership and the performance of all duties as a general partner incident to such ownership).

            To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares which the corporation shall have authority to issue is One Thousand (1,000) of common stock; all of such shares shall be without par value.

            At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

            In the event that any authorized but unissued stock is to be issued, or any new class of stock shall be created, or the authorized number of shares of any class shall be increased, or any bonds, notes, debentures, or other securities, convertible into stock are to be issued, the holders of shares of the corporation, outstanding at the time such authorized but unissued stock, such new class of stock, or such increase is offered for subscription or such bonds, notes, debentures, or other securities, convertible into stock, are offered for sale, shall have the right to subscribe for the shares of such authorized but unissued stock, the shares of such new class of stock, the shares of such increased stock, or to buy such bonds, notes, debentures, or other securities, convertible into stock, before the same is offered for public subscription or sale, in proportion to the number of shares owned respectively by each of the holders of such stock.

      5.    The name and mailing address of the incorporator is as follows:

                  ELIZABETH T. HALLAM
                  69 West Washington Street
                  Chicago, Illinois

      6. The names and mailing addresses of the persons who will serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

        NAME                               MAILING ADDRESS
WILLIAM E. ROTHFELDER                   30 West Monroe Street
                                        Chicago, Illinois

ROBERT G. SMITH                         30 West Monroe Street
                                        Chicago, Illinois

MAURICE CULHANE                         30 West Monroe Street
                                        Chicago, Illinois

      7.    The corporation is to have perpetual existence.

      8. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

      9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of February, 1975.

                                       /s/ Elizabeth T. Hallam
                                       -----------------------------------------
                                       Elizabeth T. Hallam

                            [STATE OF DELAWARE LOGO]

                                      STATE

                                       OF

                                    DELAWARE

                          Office of SECRETARY OF STATE

      I, Robert H. Reed, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Agreement of Merger of the "FORT WAYNE WOODVIEW MANOR CORPORATION", a corporation organized and existing under the laws of the State of Illinois, merging with and into the "NEW WOODVIEW CORPORATION", a corporation organized and existing under the laws of the State of Delaware, under the name of "FORT WAYNE WOODVIEW MANOR CORPORATION", as received and filed in this office the thirty-first day of March, A.D. 1975, at 10 o'clock A.M.

      And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware.

                  In Testimony Whereof, I have hereunto set my hand and official seal at Dover this thirty-first day of March in the year of our Lord one thousand nine hundred and seventy-five.

                                     /s/ Robert H. Reed
                                   ---------------------------------------------
                                     Robert H. Reed        Secretary of State

                                /s/ Grover A. Biddle
                              --------------------------------------------------
                                Grover A. Biddle   Assistant Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       OF

                            NEW WOODVIEW CORPORATION

      1.    The name of the corporation is NEW WOODVIEW CORPORATION.

      2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3.    The purposes of the corporation are:

            To acquire, own, improve, use, convey and otherwise dispose of and deal in real property or any interest therein, and goods, wares and merchandise and personal property of every class and description (including but not limited to ownership of a general partnership interest in a limited partnership and the performance of all duties as a general partner incident to such ownership).

            To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares which the corporation shall have authority to issue is One Thousand (1,000) of common stock; all of such shares shall be without par value.

            At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

            In the event that any authorized but unissued stock is to be issued, or any new class of stock shall be created, or the authorized number of shares of any class shall be increased, or any bonds, notes, debentures, or other securities, convertible into stock, are to be issued, the holders of shares of the corporation, outstanding at the time such authorized but unissued stock, such new class of stock, or such increase is offered for subscription or such bonds, notes, debentures, or other securities, convertible into stock, are offered for sale, shall have the right to subscribe for the shares of such authorized but unissued stock, the shares of such new class of stock, the shares of such increased stock, or to buy such bonds, notes, debentures, or other securities, convertible into stock, before the same is offered for public subscription or sale, in proportion to the number of shares owned respectively by each of the holders of such stock.

      5.    The name and mailing address of the incorporator is as follows:

                        ELIZABETH T. HALLAM
                        69 West Washington Street
                        Chicago, Illinois

      6. The names and mailing addresses of the persons who will serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

       NAME                        MAILING ADDRESS
WILLIAM E. ROTHFELDER           30 West Monroe Street
                                Chicago, Illinois

ROBERT G. SMITH                 30 West Monroe Street
                                Chicago, Illinois

MAURICE CULHANE                 30 West Monroe Street
                                Chicago, Illinois

      7.    The corporation is to have perpetual existence.

      8. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

      9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of February, 1975.

                                     /s/ Elizabeth T. Hallam
                                    --------------------------------------------
                                    Elizabeth T. Hallam

                            [STATE OF DELAWARE LOGO]

                                      STATE

                                       OF

                                    DELAWARE

                          Office of SECRETARY OF STATE

      I, Robert H. Reed, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "NEW WOODVIEW CORPORATION", as received and filed in this office the third day of March, A.D. 1975, at 10 o'clock A.M.

                  In Testimony Whereof, I have hereunto set my hand and official seal at Dover this third day of March in the year of our Lord one thousand nine hundred and seventy-five.

                                /s/ Robert H. Reed
                              --------------------------------------------------
                                Robert H. Reed                Secretary of State

                                /s/ Grover A. Biddle
                              --------------------------------------------------
                                Grover A. Biddle    Assistant Secretary of State